EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Acergy S.A. and subsidiaries (the "Group") and the effectiveness of the Group's internal control over financial reporting dated February 17, 2010, appearing in the Annual Report on Form 20-F of Acergy S.A. and subsidiaries for the year ended November 30, 2009.

/s/ Deloitte LLP
Deloitte LLP

London, United Kingdom
May 04, 2010